                         NOTICE OF GUARANTEED DELIVERY

                            SF HOLDINGS GROUP, INC.

                               OFFER TO EXCHANGE
                                   ALL OF ITS
             13 3/4% SERIES B EXCHANGEABLE PREFERRED STOCK DUE 2009
                           FOR ALL OF ITS OUTSTANDING
             13 3/4% SERIES A EXCHANGEABLE PREFERRED STOCK DUE 2009

         This Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be used to accept the Exchange Offer (as defined below) if (i) certificates for the Company's (as defined below) 13 3/4% Series A Exchangeable Preferred Stock due 2009 (the "Old Shares") are not immediately available, (ii) Old Shares, the Letter of Transmittal and all other required documents cannot be delivered to The Bank of New York (the "Exchange Agent") on or prior to 5:00 P.M. New York City time, on the Expiration Date (as defined in the Prospectus referred to below) or (iii) the procedures for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand, overnight courier or mail, or transmitted by facsimile transmission, to the Exchange Agent. See "The Exchange Offer--Guaranteed Delivery Procedures" in the Prospectus. In addition, in order to utilize the guaranteed delivery procedure to tender Old Shares pursuant to the Exchange Offer, a completed, signed and dated Letter of Transmittal relating to the Old Shares (or facsimile thereof) must also be received by the Exchange Agent prior to 5:00 P.M. New York City time, on the Expiration Date. Capitalized terms not defined herein have the meanings assigned to them in the Prospectus.

                 The Exchange Agent For The Exchange Offer Is:
                              The Bank Of New York



By Registered or Certified Mail           Facsimile Transmissions:               By Hand Or Overnight Delivery
                                      (Eligible Institutions Only)
     The Bank of New York                                                            The Bank of New York
    101 Barclay Street, 7E                     (212) 571-3080                         101 Barclay Street
   New York, New York 10286                                                     Corporate Trust Services Window
 Attn: Reorganization Section               Confirm By Telephone:                        Ground Level
        George Johnson                         (212) 815-3687                      New York, New York 10286
                                                                                 Attn: Reorganization Section,
                                            For Information Call:                       George Johnson
                                               (212) 815-3687


         Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above or transmission of this Notice of Guaranteed Delivery via facsimile to a number other than as set forth above will not constitute a valid delivery.

         THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.


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Ladies and Gentlemen:

         The undersigned hereby tenders to SF Holdings Group, Inc., a Delaware corporation (the "Company"), upon the terms and subject to the conditions set forth in the Prospectus dated , 1998 (as the same may be amended or supplemented from time to time, the "Prospectus"), and the related Letter of Transmittal (which together constitute the "Exchange Offer"), receipt of which is hereby acknowledged, the aggregate number of Old Shares set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption "The Exchange Offer--Guaranteed Delivery Procedures."

Number of Old Shares                   Name(s) of Registered Holder(s):_________
Tendered for Exchange:  $_________     _________________________________________

Old Share Certificate No.(s)
(if available):___________________


If Old Shares will be tendered by book-entry transfer, provide the following information:

DTC Account Number:________________________

Date:______________________________________



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         All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and every obligation of the undersigned hereunder shall be binding upon the heirs personal representatives, successors and assigns of the undersigned.
--------------------------------------------------------------------------------


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       THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M.,
                         NEW YORK CITY TIME, ON      , 1998
                     UNLESS THE EXCHANGE OFFER IS EXTENDED.
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                                      -2-

                                PLEASE SIGN HERE

X_____________________                            __________________

X_____________________                            __________________
  Signature(s) of Owner(s)                         Date
  or Authorized Signatory

Area Code and Telephone Number:________________________________

Must be signed by the holder(s) of the Old Shares as their name(s) appear(s) on certificates for Old Shares or on a security position listing, or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below.

                      Please print name(s) and address(es)


Name(s):     ___________________________________________________________________
             ___________________________________________________________________
Capacity:    ___________________________________________________________________
Address(es): ___________________________________________________________________
             ___________________________________________________________________
             ___________________________________________________________________
             ___________________________________________________________________

              THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED

                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

         The undersigned, a firm or other entity identified in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, as an "eligible guarantor institution," including (as such terms are defined therein): (i) a bank; (ii) a broker, dealer, municipal securities broker, municipal securities dealer, government securities broker, or government securities dealer; (iii) a credit union; (iv) a national securities exchange, registered securities association or loaning agency; or (v) a savings association that is a participant in a Securities Transfer Association recognized program (each of the foregoing being referred to as an "Eligible Institution"), hereby guarantees to deliver to the Exchange Agent, at one of its addresses set forth above, either the Old Shares tendered hereby in proper form for transfer, or confirmation of the book-entry transfer of such Old Shares to the Exchange Agent's account at The Depositary Trust Company ("DTC"), pursuant to the procedures for book-entry transfer set forth in the Prospectus, in either case together with one or more properly completed and duly executed Letter(s) of Transmittal (or facsimile thereof) and any other required documents within five business days after the date of execution of this Notice of Guaranteed Delivery.

         The undersigned acknowledges that it must deliver the Letter(s) of Transmittal and the Old Shares tendered hereby to the Exchange Agent within the time period set forth above and that failure to do so could result in a financial loss to the undersigned.

_______________________                    ________________________________
     Name of Firm                                Authorized Signature


_______________________                    ________________________________
     Address                                           Title


_______________________                    ________________________________
     Zip Code                                   (Please Type or Print)


Area Code and Telephone No.________________          Dated:__________________

NOTE: DO NOT SEND CERTIFICATES FOR OLD SHARES WITH THIS FORM. CERTIFICATES FOR OLD SHARES SHOULD ONLY BE SENT WITH YOUR LETTER OF TRANSMITTAL.

                                      -4-